Exhibit 99.1

DANAHER CEO COMMENTS ON OUTLOOK

Washington, D.C., January 8, 2013 - Danaher Corporation (NYSE:DHR) announced that its President and Chief Executive Officer, H. Lawrence Culp, Jr., will comment tomorrow on the Company’s performance in a presentation at the J.P. Morgan Healthcare Conference in San Francisco, CA. Mr. Culp will communicate that the Company’s fourth quarter 2012 diluted net earnings per share is anticipated to be above the high end of the previously announced range of $0.80-0.85, with higher than expected core revenue growth in the quarter.

Mr. Culp stated: “We are pleased by the strong finish to the year from both a revenue and earnings perspective, which was broad-based across most of our businesses.”

As previously announced, the company will hold its quarterly earnings conference call for the fourth quarter and year-end 2012 on Tuesday, January 29, 2013 at 8:00 a.m. EST.

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Danaher is a science and technology leader that designs, manufactures, and markets innovative products and services to professional, medical, industrial, and commercial customers. Our premier brands are among the most highly recognized in each of the markets we serve. The Danaher Business System provides a foundation to our 59,000 associates around the world, serving customers in more than 125 countries. In 2011, we generated $16.1 billion of revenue. For more information please visit our website: www.danaher.com.

Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated diluted net earnings per share and core revenue growth for the fourth quarter 2012 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy and financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions (including our ability to effectively integrate the Beckman Coulter acquisition and realize the anticipated benefits therefrom), contingent liabilities relating to acquisitions (including our acquisition of Beckman Coulter) and divestures, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reduction and other changes in the healthcare industry, risks relating to potential impairment of goodwill and other long-lived assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental matters, risks relating to product defects and recalls, the impact of our debt obligations on our operations, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, labor matters, international economic, political, legal and business factors, risks relating to man-made and natural disasters, pension plan costs and our non-controlling interest in the Apex joint venture. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2011 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2012. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Please contact:

Matt McGrew

Vice President, Investor Relations

Danaher Corporation

2200 Pennsylvania Avenue, NW

Suite 800W

Washington, D.C. 20037

Telephone: (202) 828-0850

Fax: (202) 828-0860